Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

0.8881 SHARES OF COMMON STOCK PLUS $6.25 CASH

FOR

UP TO 21,850,000 UNITS OF ITS OUTSTANDING EQUITY UNITS

IN THE FORM OF CORPORATE UNITS, STATED AMOUNT $50.00 PER UNIT

(CUSIP No. 524901303)

for

Legg Mason, Inc.

You must use this form, or a form substantially equivalent to this form, to accept the Exchange Offer of Legg Mason, Inc. (the “Company”) made pursuant to the preliminary prospectus, dated July 15, 2009 (together with any subsequent preliminary or final prospectus, the “Prospectus”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach MacKenzie Partners, Inc., as information and exchange agent (the “Information and Exchange Agent”), prior to 12:01 a.m., New York City time, on the Expiration Date of the Exchange Offer. This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Information and Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding Corporate Units (the “Corporate Units”) pursuant to the Exchange Offer, a Letter of Transmittal (or facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents must also be received by the Information and Exchange Agent prior to 12:01 a.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery To:

For Outstanding Equity Units In the Form of Corporate Units

By facsimile:

(For Eligible Institutions only):

(781) 930-4942

Attention: Legg Mason, Inc.

Confirmation by Telephone:

(781) 930-4900

By Mail or Hand Delivery:	By Overnight Delivery:
P.O. Box 859208 Braintree MA 02185-9208 Attention: Corporate Actions; Legg Mason, Inc.	161 Bay State Drive Braintree MA 02184 Attention: Corporate Actions; Legg Mason, Inc.

The Dealer Managers are:

Citigroup Global Markets Inc.

390 Greenwich Street

New York, NY 10013

212-723-7179

Banc of America Securities LLC

J.P. Morgan Securities Inc.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Corporate Units set forth below pursuant to the guaranteed delivery procedure described in the “Description of the Offer—Procedures for Tendering Corporate Units—Guaranteed Delivery” section of the Prospectus.

The undersigned understands that tenders of Corporate Units will be accepted only in authorized denominations. The undersigned understands that tenders of Corporate Units pursuant to the Exchange Offer may not be withdrawn after 12:01 a.m., New York City time, on the Expiration Date. Tenders of Corporate Units may be withdrawn as provided in the Prospectus.

DESCRIPTION OF REGISTERED CORPORATE UNITS (CUSIP NO. 524901303)	1	2	3
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s) / Account Number(s)*	Aggregate Number of Corporate Units	Number of Corporate Units Tendered**

	Total

*      For book-entry to The Depositary Trust Company, please provide account number.

**    Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Corporate Units represented by the units indicated in column 2.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

PLEASE SIGN HERE

x
x
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the Holder(s) of Corporate Units as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print name(s) and address(es)

Name(s):

Capacity
Address(es):

2

GUARANTEE OF DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industrial Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution,” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, (each, an “Eligible Institution”), hereby (i) represents that the above-named persons are deemed to own the Corporate Units tendered hereby, (ii) represents that such tender of Corporate Units is being made by guaranteed delivery and (iii) guarantees that the Corporate Units tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Corporate Units into the exchange agent’s account at the book-entry transfer facility, pursuant to the procedures set forth in the “Description of the Offer—Procedures for Tendering Corporate Units—Guaranteed Delivery” section of the Prospectus, in each case together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the exchange agent at its address set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

Name of Firm:

Address:

Name

Title:

Area Code and Telephone No.:

Date

DO NOT SEND CORPORATE UNITS WITH THE FORM. CORPORATE UNITS SHOULD BE SENT TO THE INFORMATION AND EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

3